                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                            APPLIEDTHEORY CORPORATION
             (Exact name of registrant as specified in its Charter)

       Delaware                                              16-1491253
(State of incorporation                                   (I.R.S. Employer
   or organization)                                      Identification No.)

40 Cutter Mill Road, Suite 405
     Great Neck, New York                                           11021
     (Address of principal                                       (Zip Code)
      executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so        Name of each exchange on which each class
registered                          is to be registered

None                                Not Applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-72133 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.01 par value per share
                                (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered.

                  A complete description of the Common Stock, $.01 par value per share, of AppliedTheory Corporation (the "Registrant") which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-72133) filed by the Registrant with the Securities and Exchange Commission on February 10, 1999, as amended from time to time (the "Registration Statement"). Such description is hereby incorporated by reference.

Item 2.           Exhibits.

                  The following exhibits are filed herewith (or incorporated by reference as indicated below):

         Exhibit
         Number   Description

         1. Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.01 of the Registration Statement)

         2. Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.02 of the Registration Statement)

         3. Specimen of Certificate for Common Stock of the Registrant (incorporated by reference to Exhibit 4.01 of the Registration Statement)

         4. Registration Rights Agreement by and among IXC Internet Services, Inc., Grumman Hill Investments III, L.P., AppliedTheory Communications, Inc., NYSERNet.net, Inc., Richard Mandelbaum, James D. Luckett, Denis J. Martin, Mark A. Oros, David A. Buckel and Shelley A. Harrison, dated July 10, 1998 (incorporated by reference to Exhibit 4.02 of the Registration Statement)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   APPLIEDTHEORY CORPORATION

                                   By: /s/ David A. Buckel
                                       Name:  David A. Buckel
                                       Title: Vice-President and Chief Financial
                                              Officer

Date: April 12, 1999